Exhibit 5.1

April 25, 2013

The St. Joe Company

133 South WaterSound Parkway

WaterSound, Florida 32413

Re:	The St. Joe Company Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel for The St. Joe Company, a Florida corporation (the “Company”), in connection with the preparation of a Shelf Registration Statement on Form S-3, including the prospectus constituting a part thereof (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (A) an unspecified number of: (i) shares of common stock, no par value, of the Company (“Common Stock”); (ii) senior debt securities of the Company (“Senior Debt Securities”) and subordinated debt securities of the Company (“Subordinated Debt Securities” and, together with the Senior Debt Securities, “Debt Securities”); (iii) warrants to purchase Common Stock or Debt Securities (the “Warrants”); stock purchase contracts for the purchase of Common Stock (“Stock Purchase Contracts”) and/or (iv) stock purchase units each consisting of a Stock Purchase Contract and a Debt Security, U.S. Treasury security or other U.S. government or agency obligation (“Stock Purchase Units” and, together with Common Stock, Debt Securities, Warrants and Stock Purchase Contracts, the “Securities”); and (B) the registration for resale under the Registration Statement by the selling shareholders named therein of an aggregate of 25,033,875 shares of Common Stock (the “Specified Shares”). The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Securities Act.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following (collectively, the “Documents”):

1.	the Registration Statement;

2.	the form of a senior indenture (the “Senior Indenture”) to be entered into between the Company and U.S. Bank National Association, as trustee (“Trustee”), in the form filed as an exhibit to the Registration Statement;

3.	the form of a subordinated indenture (the “Subordinated Indenture”) to be entered into between the Company and Trustee, in the form filed as an exhibit to the Registration Statement;

4.	the Company’s Articles of Incorporation, as amended to the date hereof (the “Articles”);

5.	the Company’s Bylaws, as amended to the date hereof (the “Bylaws”);

6.	resolutions adopted by the board of directors of the Company (the “Board”) relating to the approval of the filing of the Registration Statement, together with the exhibits thereto, and other related matters;

7.	resolutions adopted by the Board in respect of the issuance of the Specified Shares; and

8.	such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed (i) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents; (ii) each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so; and (iii) each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of each party set forth therein are legal, valid and binding obligations of such party and are enforceable against such party in accordance with all stated terms.

As to matters of fact, we have relied upon the Documents and, solely to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

We have further assumed that (other than with respect to the Specified Shares): (i) the Registration Statement and any amendments thereto will be effective under the Securities Act, that no stop orders will have been issued by the Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Securities offered thereby has been prepared and filed with the Commission in compliance with the Securities Act and complies with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) any purchase, underwriting or similar agreement relating to Securities being offered has been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) in connection with the issuance of any Securities, an adequate number of authorized and unissued shares of Common Stock will be available for issuance under the Articles, as amended.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

(1)	With respect to shares of Common Stock to be issued and sold by the Company, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or authorized officers of the Corporation upon payment of the consideration provided for therein or (ii) upon conversion or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid, and nonassessable;

(2)	with respect to the Debt Securities to be issued under the Senior Indenture or Subordinated Indenture, when (A) Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (B) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to Trustee, (C) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (D) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof, and related matters and (E) such Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(3)	with respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (B) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company, the warrant agent appointed by the Company, and the depositary appointed by Company, and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or authorized officers of the Company upon payment of the consideration therefor provided for therein, the Warrants will constitute valid and legally binding obligations of the Corporation enforceable in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(4)	with respect to the Stock Purchase Contracts, when (A) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Stock Purchase Contracts, (B) the purchase agreement relating to the Stock Purchase Contracts has been duly authorized, executed and delivered, (C) the Stock Purchase Contracts have been executed, countersigned and delivered in accordance with the applicable purchase agreement against payment therefor and (D) the Company has received the consideration therefor, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(5)	with respect to the Stock Purchase Units, when (A) the Board has taken all necessary corporate action to approve the final terms of the issuance and sale of the Stock Purchase Units, (B) the purchase agreement relating to the Stock Purchase Units has been duly authorized, executed and delivered, (C) the Stock Purchase Units have been executed, countersigned and delivered in accordance with the applicable purchase agreement against payment therefor and (D) the Company has received the consideration therefor, the Stock Purchase Units will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(6)	the Specified Shares have been duly authorized and validly issued and are fully paid and nonassessable.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to or delivered to any other person or entity without, in each instance, our prior written consent.

We do not express any opinion herein concerning any law other than the laws of the State of Florida and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Yours very truly,

/s/ Greenberg Traurig, P.A.
Greenberg Traurig, P.A.